UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _____________________________________________________________________________

FORM 8-K/A
(Amendment No. 1)
 _____________________________________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 1, 2024
 ______________________________________________________________________________
DXC TECHNOLOGY COMPANY
(Exact name of registrant as specified in its charter)
 ______________________________________________________________________________

Nevada	001-38033	61-1800317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20408 Bashan Drive, Suite 231
Ashburn, Virginia 20147
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (703) 972-7000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
_____________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	DXC	The New York Stock Exchange
1.750% Senior Notes Due 2026	DXC 26	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment No. 1 amends the Current Report on Form 8-K filed by DXC Technology Company (the “Company” or “DXC”) on February 1, 2024 (the “Original Filing”) to disclose the employment agreement with Raul J. Fernandez in connection with his appointment as President and Chief Executive Officer of the Company. At the time of the Original Filing, such employment agreement had not been determined. Except as set forth below, the Original Filing is not being amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with Mr. Fernandez’s appointment, DXC entered into an employment agreement with Mr. Fernandez on March 31, 2024, which was effective as of April 1, 2024. Pursuant to the employment agreement, Mr. Fernandez will receive compensation that includes an annual base salary of $1,380,000 (subject to adjustment), and annual bonus eligibility with a target amount of 200% of base salary. Mr. Fernandez will also receive equity awards each fiscal year, with the award for fiscal year 2025 to have an aggregate value equal to $14,950,000, which is expected to be delivered 70% in the form of performance-vesting restricted stock units (“PSUs”) and 30% in the form of time-vested restricted stock units (“RSUs”). The employment agreement also provides for the following perquisites: use of company aircraft (owned or chartered) for reasonable personal use for domestic flights, subject to limits to be determined by the Company’s board of directors; reimbursement of up to $50,000 annually for tax preparation and financial planning; and reimbursement for up to $50,000 annually for Mr. Fernandez’s concierge medical plan premiums. The employment agreement also includes restrictive covenants, including a perpetual confidential information covenant, and non-competition and non-solicitation covenants that apply during Mr. Fernandez’s employment and for one year following termination.

The employment agreement also provides for an initial grant of performance-vesting restricted stock units (the “Initial PSU Award”) with a target number of 106,666 PSUs (the “Target PSUs”). The Initial PSU Award is eligible to vest on March 31, 2026 based on the achievement of average share price performance metrics during a consecutive 60 day period measured in the 90 day period ending on March 31, 2026. If threshold performance is achieved, he will receive 50% of the Target PSUs, if above threshold performance is achieved, he will receive 75% of the Target PSUs, if above target performance is achieved, he will receive 150% of the Target PSUs, and if maximum performance is achieved he will receive 250% of the Target PSUs. To the extent the actual performance falls between any of the thresholds listed above, the percentage of Target PSUs that vest will be determined using linear interpolation. If Mr. Fernandez’s employment terminates in a qualifying retirement (as defined in the employment agreement), the Initial PSUs will remain outstanding and eligible to vest based on actual performance, and if his employment terminates in a qualifying termination (as defined in the PSU award agreement), a prorated number of PSUs, determined based on the full months of Mr. Fernandez’s continuous service during the performance period, will remain outstanding and eligible to vest based on actual performance.

Upon a termination without cause or for good reason (as each term is defined in the employment agreement), Mr. Fernandez will be entitled to payment of a prorata bonus for the year of termination, and a severance payment equal to the sum of his base salary plus his target bonus (or his average bonus over the last three years, or shorter term of employment, in the event of a termination within three years following a change in control), multiplied by two (or multiplied by three in the event of a termination without cause that occurs within three years following, or a resignation with good reason that occurs within two years following, a change in control of the company). Outstanding equity awards will be administered in accordance with the terms of the applicable equity award agreements, including continued compliance with restrictive covenants. The form of PSU award agreement provides that on a qualifying retirement, any PSUs for which the first fiscal year in the performance period is complete at the time of termination will remain outstanding and will vest on the scheduled vesting date, based on actual performance achieved, and on a termination without cause or for good reason, a prorated portion of any outstanding PSUs for which the first year in the performance period is complete will remain outstanding and will vest on the scheduled vesting date, based on actual performance achieved. The form of RSU award agreement provides that on a qualifying retirement, any RSUs with a grant date more than 12 months prior to the retirement date will remain outstanding and will vest and on the scheduled vesting dates, and on a termination without cause/for good reason, a prorated portion of any outstanding RSUs will vest and be settled immediately.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DXC TECHNOLOGY COMPANY

Dated:	April 4, 2024	By:	/s/ Zafar A. Hasan
		Name:	Zafar A. Hasan
		Title:	Senior Vice President, Deputy General Counsel and Board Secretary